    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 5, 1996



                                                       REGISTRATION NO. 33-65365

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              BRE PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                        6798                    94-1722214
(State or other jurisdiction  (Primary Standard Industrial     (I.R.S. Employer
             of               Classification Code Number)    Identification No.)
      incorporation or
       organization)

                             ONE MONTGOMERY STREET
                           SUITE 2500, TELESIS TOWER
                      SAN FRANCISCO CALIFORNIA 94104-5525
                                 (415) 445-6530
                  (Address, including zip code, and telephone
   number, including area code, of registrant's principal executive offices)
                           --------------------------

                              HOWARD E. MASON, JR.
                              BRE PROPERTIES, INC.
                             ONE MONTGOMERY STREET
                           SUITE 2500, TELESIS TOWER
                      SAN FRANCISCO, CALIFORNIA 94104-5525
                                 (415) 445-6530
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

   Morgan P. Guenther, Esq.         Laura K. McAvoy, Esq.           Richard E. Troop, Esq.
     Bruce Maximov, Esq.           Nordman, Cormany, Hair &          David H. Sands, Esq.
    Farella Braun & Martel                 Compton                Troop Meisinger Steuber &
 235 Montgomery Street, 30th     1000 Town Center Drive, 6th             Pasich, LLP
             Fl.                             Fl.                     10940 Wilshire Blvd.
 San Francisco, CA 94104-2902       Oxnard, CA 93031-9100         Los Angeles, CA 90024-3902
        (415) 954-4400                  (805) 485-1000                  (310) 824-7000

                           --------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                          PROPOSED          PROPOSED
                                                          MAXIMUM           MAXIMUM
                                                          OFFERING         AGGREGATE
      TITLE OF EACH CLASS OF          AMOUNT TO BE    PRICE PER SHARE    OFFERING PRICE      AMOUNT OF
   SECURITIES BEING REGISTERED       REGISTERED (1)         (2)               (2)         REGISTRATION FEE
Class A Common Stock, par value
 $0.01 per share..................     5,342,218           $18.56         $173,950,111       $59,982.80

(1) Represents the number of shares of Registrant's Common Stock issuable to shareholders of Real Estate Investment Trust of California ("RCT") upon the consummation of the merger of RCT into Registrant ("BRE") assuming an exchange ratio of 0.57 of a share of Registrant's Common Stock for each share of beneficial interest of RCT. This Registration Statement also applies to Rights under Registrant's Rights Agreement which will be attached to and tradeable only with the shares of Common Stock registered hereby; no registration fees are required for such Rights.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Section 6(b) of the Securities Act of 1933, as amended, and Rule 457(f)(1) thereunder on the basis of $18.56 per share, the average of the high and low prices of the RCT shares reported in the consolidated reporting system for the New York Stock Exchange on December 20, 1995 and the maximum of 9,372,312 such RCT shares that may be exchanged for the securities being registered.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 5th day of January, 1996.



                                          BRE PROPERTIES, INC.



                                          By        /s/ FRANK C. MCDOWELL


                                             -----------------------------------

                                                      Frank C. McDowell
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of January, 1996.



             SIGNATURE                              TITLE
-----------------------------------  -----------------------------------

     /s/ ARTHUR G. VON THADEN*
-----------------------------------  Director, Chairman of the Board
       Arthur G. von Thaden

       /s/ FRANK C. MCDOWELL         President, Chief Executive Officer
-----------------------------------   and Director (Principal Executive
         Frank C. McDowell            Officer)

     /s/ HOWARD E. MASON, JR.*       Senior Vice President, Finance
-----------------------------------   (Principal Financial Officer and
       Howard E. Mason, Jr.           Principal Accounting Officer)

      /s/ C. PRESTON BUTCHER*
-----------------------------------  Director
        C. Preston Butcher

       /s/ L. MICHAEL FOLEY*
-----------------------------------  Director
         L. Michael Foley

         /s/ JOHN MCMAHAN*
-----------------------------------  Director
           John McMahan

       /s/ MALCOLM R. RILEY*
-----------------------------------  Director
         Malcolm R. Riley

*By        /s/ FRANK C. MCDOWELL
-----------------------------------
        Frank C. McDowell,
         ATTORNEY-IN-FACT



                                      II-1